UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

February 14, 2007

Date of Report (Date of earliest event reported)

AMGEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-12477	95-3540776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer of Identification Number)

Amgen Inc. One Amgen Center Drive Thousand Oaks, CA	91320-1799
(Address of Principal Executive Offices)	(Zip Code)

805-447-1000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 14, 2007, the Board of Directors (the “Board”) of Amgen Inc. (the “Company”) approved and adopted the following amendments to the Company’s Amended and Restated Bylaws (“Bylaws”):

•

Article III, Section 8 of the Bylaws was amended to provide for a majority voting standard for directors in an uncontested election of directors rather than a plurality voting standard. A plurality voting standard is retained for contested elections. In uncontested elections, a nominee who does not receive a greater number of votes “for” than votes “against” is required to promptly tender his or her resignation to the Board after certification of the election results of the stockholder vote. The Governance and Nominating Committee of the Board will make a recommendation to the Board as to whether to accept or reject the tendered resignation. The Board will publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within 90 days after certification of the election results of the stockholder vote.

•

Article IV, Section 16 of the Bylaws was amended to remove the reference to a specific number of directors authorized to be on the Board. As a result, the Board may set the size of the Board by resolution rather than by an amendment to the Bylaws.

The amendments to the Bylaws took effect upon adoption by the Board. The amended Bylaw provision pertaining to majority voting supersedes the previously existing Amgen Policy and Procedures for Majority Vote Standard.

The foregoing summary of the adopted amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, as amended and restated February 14, 2007, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Attached as Exhibit 99.1 is a copy of the press release dated February 15, 2007 announcing the amendment to the Bylaws regarding majority voting.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description
3.1	Amended and Restated Bylaws of Amgen Inc. (as amended and restated February 14, 2007)

99.1	Press Release dated February 15, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: February 15, 2007	By:	/s/ David J. Scott
	Name:	David J. Scott
	Title:	Senior Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Document Description
3.1	Amended and Restated Bylaws of Amgen Inc. (as amended and restated February 14, 2007)

99.1	Press Release dated February 15, 2007